LEVALL FINANCE CORP. LLC

September 28, 2006

Mr. Philip S. Pesin
Auriga Laboratories, Inc.
Chairman & CEO
5555 Triangle Parkway, Suite 300
Norcross, GA 30092

Dear Mr. Pesin:

        The letter agreement shall amend that certain Senior Secured Promissory Note entered into by and between Auriga Laboratories, Inc. (“Company”) and Levall Finance Corp. LLC (“LFC”) dated as August 29, 2006 (the “Note”). This amendment shall be deemed effective as of August 29, 2006.

        Section 2 of the Note shall be amended and restated in its entirety as follows:

“Section 2. Warrants. Concurrent herewith, the Company shall deliver to Holder a warrant exercisable for 1,500,000 fully paid and non-assessable shares of the Company’s common stock at the exercise price of $1.92 in the form of warrant attached hereto as Exhibit A.”

        The first sentence of Section 3 of the Note shall be amended and restated in its entirety as follows:

“Section 3. Maturity. Upon the earlier of (i) the closing of a Qualified Financing (as defined below), or (ii) December 15, 2006 (the “Maturity Date”), the entire outstanding principal balance of, and all accrued and unpaid interest on, this Note shall mature and be due and payable to the Holder by the Company.”

        The following sentence shall be added to Section 5: “The royalty obligation under this Section 5 shall exist in perpetuity.”

        Section 6(d) shall be amended and restated in its entirety as follows:

        (d)        Security Interest. This Note is a direct debt obligation of the Company and is secured by a first priority perfected security interest in all of the assets of the Company for the benefit of the Holder. Notwithstanding the foregoing, the first priority security provided by the Company hereby shall be on a pro-rata basis and pari passu to that certain senior secured note entered into by the Company and Aquoral Finance Corp. LLC dated as of September 28, 2006.

        Section 6(j) shall be amended and restated in its entirety as follows:

        (j)        Seniority. This Note is pari passu in right of payment to that certain senior secured note entered into by the Company and Aquoral Finance Corp. LLC dated as of September 28, 2006 but is senior in right of payment to any and all other indebtedness of the Company.

        If the Company is in agreement with these modifications, please sign below.

Very truly yours, LEVALL FINANCE CORP., LLC By: Sorrento Financial Partners, LLC, its manager

/s/ Philip S. Pesin Name: Philip S. Pesin Managing Member

AGREED AND ACCEPTED
AURIGA LABORATORIES, INC.

/s/ Philip S. Pesin
Philip S. Pesin
Chairman & CEO